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                                                            Exhibit 23.3



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No.'s 333-60595, 333-59201 and 333-53679 of Mail-Well, Inc. on Forms S-3
and Registration Statement No.'s 333-26743 and 333-61467 of Mail-Well, Inc. on Forms S-8 of our reports dated March 6, 1998 (except for Notes 7 and 13, which are dated May 15, 1998 and May 22, 1998, respectively), relating to the financial statements of Color Art, Inc. and Subsidiaries (not presented separately herein) appearing in this Annual Report on Form 10-K of Mail-Well, Inc. for the year ended December 31, 1999.



Rubin, Brown, Gornstein & Co. LLP

St. Louis, MO
March 21, 2000